Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration on Form S-8 of Kaiser Federal Financial Group, Inc. of our report dated August 25, 2010 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Form S-1/A (No. 333-167179) of Kaiser Federal Financial Group, Inc. for the year ended June 30, 2010.

/s/ Crowe Horwath LLP

Oak Brook Illinois
December 21, 2010